Exhibit 99.1

F.N.B. Corporation Reports First Quarter 2017 Earnings

Total Assets Exceed $30 Billion

PITTSBURGH, April 25, 2017 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) reported earnings for the first quarter of 2017 with net income available to common stockholders of $21.0 million, or $0.09 per diluted common share, including $0.15 of merger-related expense and $0.01 of merger-related net securities gains. Comparatively, fourth quarter of 2016 net income available to common stockholders totaled $49.3 million, or $0.23 per diluted common share, and first quarter of 2016 net income available to common stockholders totaled $24.1 million, or $0.12 per diluted common share.

"We are very pleased with our first quarter financial results, which were achieved while successfully integrating our transformational merger with Yadkin," said Vincent J. Delie, Jr., President and Chief Executive Officer. "Our first quarter financial performance was highlighted by continued organic growth and solid contributions from our fee-based businesses. We are also pleased with the outstanding execution of our conversion teams whose goal was a seamless transition for our new customers and employees. The success of our past acquisitions demonstrates that we can generate positive operating leverage and bring our innovative products and services to new markets to win clients and gain market share. The addition of Yadkin is a great opportunity for FNB to expand in attractive Southeast markets and grow revenue. With our largest and most complex merger completed, we are well-positioned to deliver significant value to our shareholders."

Quarterly Results Summary	1Q17	4Q16	1Q16
Reported results
Net income available to common stockholders (millions)	$21.0	$49.3	$24.1
Net income per diluted common share	$0.09	$0.23	$0.12
Book value per common share (period-end)	$13.16	$11.68	$11.50
Operating results (non-GAAP)
Operating net income available to common stockholders (millions)	$54.4	$50.6	$40.6
Operating net income per diluted common share	$0.23	$0.24	$0.21
Tangible common equity to tangible assets (period-end)	6.80%	6.64%	6.93%
Tangible book value per common share (period-end)	$5.86	$6.53	$6.36
Average Diluted Common Shares Outstanding (in 000's)	239,255	212,748	194,878
Significant items influencing earnings[1] (millions)
Pre-tax merger-related expenses	($52.7)	($1.6)	($24.9)
After-tax impact of merger-related expenses	($35.1)	($1.3)	($16.5)
Pre-tax merger-related net securities gains	$2.6	$ -	$ -
After-tax impact of net merger-related securities gains	$1.7	$ -	$ -
(1) Favorable (unfavorable) impact on earnings

Non-GAAP measures are used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of GAAP to non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.  Organic growth refers to growth excluding the benefit of initial balances from acquisitions.  Purchase accounting related to net interest margin refers to the accretable yield and any cash recoveries associated with acquired loans.

First Quarter 2017 Highlights
(All comparisons refer to the fourth quarter of 2016, except as noted)

  On March 11, 2017, we successfully closed and converted our acquisition of Yadkin Financial Corporation (Yadkin), which included 98 branches and over 100 ATMs. Additionally, total loans and deposits with preliminary estimated fair values of $5.0 billion and $5.2 billion, respectively, were added to our balance sheet.
  Organic growth in total average loans was $194 million, or 5.3% annualized, with average consumer loan growth of $117 million, or 7.8% annualized (including residential mortgage, direct and indirect installment and home-equity related products), and average commercial loan growth of $89 million, or 4.2% annualized.
  On an organic basis, average total deposits decreased $41 million and were impacted by seasonal declines in business demand balances.
  The net interest margin (FTE) (non-GAAP) remained stable at 3.35% and the net interest margin excluding purchase accounting (FTE) (non-GAAP) expanded 2 basis points to 3.28%.
  The efficiency ratio on an operating basis (non-GAAP) was 57.2%, compared to 55.4% in the prior quarter and 56.4% in the year-ago quarter.
  Credit quality results were satisfactory. Annualized net originated net charge-offs were 0.25% of total average originated loans, compared to 0.38% annualized in the fourth quarter of 2016 and 0.21% annualized in the year-ago quarter.
  The tangible common equity to tangible assets ratio (non-GAAP) was 6.80% at March 31, 2017, compared to 6.64% at December 31, 2016. The tangible book value per common share (non-GAAP) was $5.86 at March 31, 2017, a decline of $0.67 from December 31, 2016, due to the impact of the Yadkin acquisition.

First Quarter 2017 Results – Comparison to Prior Quarter

Net Interest Income/Loans/Deposits
Net interest income totaled $172.8 million, increasing $13.5 million or 8.5%. The net interest margin (FTE) (non-GAAP) remained stable at 3.35% and included $3.0 million of purchase accounting accretion and $0.3 million of cash recoveries. Excluding the impact of purchase accounting, the net interest margin (FTE) (non-GAAP) expanded two basis points to 3.28%. Total average earning assets increased $2.0 billion or 10.2%, mostly due to the benefit of acquired Yadkin balances, as well as organic loan growth of $194 million and a $612 million increase in the securities portfolio in anticipation of the Yadkin closing and some planned growth.

Average loans totaled $16.2 billion and increased $1.4 billion, or 9.2%, reflecting the acquired Yadkin balances and the solid organic loan growth in the commercial and consumer portfolios. Average organic commercial loan growth totaled $89 million or 4.2% annualized, with much of the growth concentrated in the Pittsburgh, Maryland, and Cleveland markets. Average organic consumer loan growth was $117 million, or 7.8% annualized, led by strong demand and increased origination volume for indirect auto loans and continued growth in the residential mortgage portfolio.

Average deposits totaled $17.1 billion and increased $1.2 billion, or 7.3%, primarily reflecting the acquired Yadkin deposits. Noninterest bearing deposits grew slightly, as growth in personal demand accounts were offset by seasonal declines in interest checking and business demand accounts.

Non-Interest Income
Non-interest income totaled $55.1 million, increasing $4.1 million, or 7.9%, and included $2.6 million in net securities gains related to the sale of certain acquired Yadkin securities after the closing of the acquisition to align the portfolio with FNB's investment profile. The increase in non-interest income was due to positive performance in capital markets, insurance, and wealth management, as well as a slight benefit from a partial quarter of Yadkin activities. Capital markets benefited from fees earned on increased interest rate swap activity with commercial customers across our existing and newly acquired markets. Wealth management showed positive organic growth results and was supported in-part by favorable stock market conditions.

Non-Interest Expense
Non-interest expense totaled $187.6 million, increasing $63.7 million and included a $51.1 million increase in merger expense compared to the prior quarter. Excluding merger-related expenses, expenses would have increased $12.7 million. The efficiency ratio (non-GAAP) was 57.2%, compared to 55.4%. The increase was primarily due to infrastructure investments, pre-hiring in advance of the acquisition close, as well as seasonally higher expenses.

Credit Quality
The ratio of non-performing loans and OREO to total loans and OREO improved 2 basis points to 0.77%. For the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO increased 21 basis points to 1.12% and the increase was mostly driven by an estimated fair value of $19.4 million of acquired Yadkin OREO. The increase in total delinquency levels reflects the addition of the acquired Yadkin balances. Total originated delinquency, defined as total past due and non-accrual originated loans as a percentage of total originated loans, decreased 10 basis points to 0.94%, compared to 1.04% at December 31, 2016.

Net charge-offs totaled $8.1 million, or 0.20% annualized of total average loans, compared to $11.5 million, or 0.31% annualized. For the originated portfolio, net charge-offs were $7.9 million, or 0.25% annualized of total average originated loans, compared to $11.8 million or 0.38% annualized. The ratio of the allowance for loan losses to total loans and leases decreased 26 basis points from December 31, 2016, to 0.80% at March 31, 2017, with the decrease primarily due to the preliminary estimated fair value of $5.0 billion in loans from the Yadkin acquisition without a corresponding allowance for loan losses in accordance with accounting for business combinations. For the originated portfolio, the allowance for loan losses to total originated loans was 1.19%, compared to 1.20% at December 31, 2016. The total provision for loan losses totaled $10.9 million, compared to $12.7 million in the prior quarter.

First Quarter 2017 Results – Comparison to Prior-Year Quarter

Net Interest Income/Loans/Deposits
Net interest income totaled $172.8 million, increasing $32.4 million, or 23.1%, reflecting average earning asset growth of $4.4 billion, or 25.9%. The net interest margin (FTE) (non-GAAP) narrowed 5 basis points to 3.35% and included $0.8 million of higher purchase accounting accretion and $0.2 million of lower cash recoveries. Excluding purchase accounting, the net interest margin (FTE) (non-GAAP) narrowed 5 basis points to 3.28%.

Average loans totaled $16.2 billion, an increase of $2.9 billion, or 22.3%, due to the benefit from continued organic loan growth and previous acquired balances. Organic growth in total average loans equaled $786 million, or 5.6%. Total average organic consumer loan growth of $594 million, or 10.7%, was led by strong growth in residential mortgage and indirect auto loans. Organic growth in average commercial loans totaled $193 million, or 2.3%. Organic commercial loan growth compared to the year-ago quarter was somewhat offset by accelerated prepayment activity in the commercial acquired loan portfolio experienced in the second half of 2016. Average deposits totaled $17.1 billion and increased $2.9 billion, or 20.7% due to the benefit of previous acquired balances and average organic growth of $317 million or 2.1%. On an organic basis, average total transaction deposits increased $426 million or 3.4%. Total loans as a percentage of deposits was 94.6% at March 31, 2017.

Non-Interest Income
Non-interest income totaled $55.1 million, increasing $9.1 million or 19.7%. Non-interest income reflects the benefit of previous acquisitions and continued expansion of our fee-based businesses of capital markets, mortgage banking and insurance for our existing and acquired customer base.

Non-Interest Expense
Non-interest expense totaled $187.6 million, increasing $50.9 million, or 37.3%. First quarter 2017 included merger-related expenses of $52.7 million, compared to $24.9 million. Excluding merger-related expenses, total adjusted non-interest expense increased $23.1 million, or 20.7%, with the increase primarily attributable to the expanded operations from previous acquisitions. The efficiency ratio (non-GAAP) was 57.2%, compared to 56.4% in the first quarter of 2016.

Credit Quality
Credit quality results remained at satisfactory levels. For the originated portfolio, non-performing loans and OREO to total loans and OREO was 1.12%, compared to 1.18%. Total originated delinquency was 0.94% at March 31, 2017, a 1 basis point increase from March 31, 2016.

Net charge-offs for the first quarter of 2017 totaled $8.1 million, or 0.20% annualized of total average loans, compared to 0.18% annualized. Net originated charge-offs were 0.25% annualized of total average originated loans, compared to 0.21% annualized. For the originated portfolio, the allowance for loan losses to total originated loans was 1.19%, compared to 1.26% at March 31, 2016. The ratio of the allowance for loan losses to total loans decreased 24 basis points to 0.80%, with the movement due to additional loan balances from acquisitions which were initially recorded at fair value without a corresponding allowance for loan losses in accordance with accounting for business combinations. The total provision for loan losses was $10.9 million, compared to $11.8 million in the prior year.

Capital Position
The tangible common equity to tangible assets ratio (non-GAAP) was 6.80%, compared to 6.93% at March 31, 2016. Book value per common share increased to $13.16, from $11.50 at March 31, 2016. Tangible book value per common share (non-GAAP) was $5.86, compared to $6.36 at March 31, 2016.

Non-GAAP Financial Measures and Key Performance Indicators
We use non-GAAP financial measures, such as operating net income available to common stockholders, operating net income per diluted common share, return on average tangible common equity, return on average tangible assets, tangible book value per common share, the ratio of tangible common equity to tangible assets, efficiency ratio, and net interest margin to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Reconciliations of GAAP to non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.

We believe merger expenses are not organic costs to run our operations and facilities. These charges represent expenses to satisfy contractual obligations of acquired entities without any useful benefit to us and to convert and consolidate the entity's records onto our platforms. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction.

For the calculation of net interest margin and the efficiency ratio, net interest income amounts are reflected on a fully taxable equivalent (FTE) basis which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35.0% for each period presented. We use these measures to provide an economic view believed to be the preferred industry measurement for these items and provides relevant comparison between taxable and non-taxable amounts.

Conference Call
The Company's President and Chief Executive Officer, Vincent J. Delie, Jr., Chief Financial Officer, Vincent J. Calabrese, Jr., and Chief Credit Officer, Gary L. Guerrieri, will host a conference call to discuss the Company's financial results on Tuesday, April 25, 2017, at 10:30 AM ET.

Participants are encouraged to pre-register for the conference call at http://dpregister.com/10101511. Callers who pre-register will be provided a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

Dial-in Access: The conference call may be accessed by dialing (844) 802-2440 or (412) 317-5133 for international callers. Participants should ask to be joined into the F.N.B. Corporation call.

Webcast Access: The audio-only call and related presentation materials may be accessed via webcast through the "Shareholder and Investor Relations" section of the Corporation's website at www.fnbcorporation.com. Access to the live webcast will begin approximately 30 minutes prior to the start of the call.

Presentation Materials: Presentation slides and the earnings release will also be available on the Corporation's website on the "About Us" section of our corporate website at www.fnbcorporation.com.

A replay of the call will be available shortly after the completion of the call until midnight ET on Tuesday, May 2, 2017. The replay can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the conference replay access code is 10101511. Following the call, a transcript and the related presentation materials will be posted to the "Shareholder and Investor Relations" section of F.N.B. Corporation's website at www.fnbcorporation.com.

About F.N.B. Corporation
F.N.B. Corporation (NYSE:FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in eight states. FNB holds a significant retail deposit market share in attractive markets including: Pittsburgh, Pennsylvania; Baltimore, Maryland; Cleveland, Ohio; and Charlotte, Raleigh, Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. The Company has total assets of $30 billion, and more than 400 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina and South Carolina.

FNB provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services, including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. FNB's wealth management services include asset management, private banking and insurance. The Company also operates Regency Finance Company, which has more than 75 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation website at www.fnbcorporation.com.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				Percent Variance
				1Q17 -	1Q17 -
Statement of earnings	1Q17	4Q16	1Q16	4Q16	1Q16
Interest income	$194,693	$177,168	$155,754	9.9	25.0
Interest expense	21,941	17,885	15,400	22.7	42.5
Net interest income	172,752	159,283	140,354	8.5	23.1

Non-interest income:
Service charges	24,807	25,175	21,134	-1.5	17.4
Trust income	5,747	5,218	5,282	10.1	8.8
Insurance commissions and fees	5,141	4,436	4,921	15.9	4.5
Securities commissions and fees	3,623	3,068	3,374	18.1	7.4
Capital markets income	3,847	3,978	2,849	-3.3	35.0
Mortgage banking operations	3,790	4,194	1,595	-9.7	137.5
Net securities gains (losses)	2,625	116	71	n/m	n/m
Other	5,536	4,881	6,818	13.4	-18.8
Total non-interest income	55,116	51,066	46,044	7.9	19.7

Total revenue	227,868	210,349	186,398	8.3	22.2

Provision for credit losses	10,850	12,705	11,768	-14.6	-7.8

Non-interest expense:
Salaries and employee benefits	73,578	61,117	56,425	20.4	30.4
Occupancy and equipment	20,979	19,736	17,822	6.3	17.7
FDIC insurance	5,387	4,858	3,968	10.9	35.7
Amortization of intangibles	3,098	1,602	2,649	93.3	16.9
Other real estate owned	983	2,401	1,409	-59.1	-30.2
Merger-related	52,724	1,649	24,940	n/m	n/m
Other	30,806	32,443	29,435	-5.0	4.7
Total non-interest expense	187,555	123,806	136,648	51.5	37.3

Income before income taxes	29,463	73,838	37,982	-60.1	-22.4
Income taxes	6,484	22,547	11,850	-71.2	-45.3
Net income	22,979	51,291	26,132	-55.2	-12.1
Preferred stock dividends	2,010	2,011	2,010
Net income available to common stockholders	$20,969	$49,280	$24,122	-57.4	-13.1

Earnings per common share:
Basic	$0.09	$0.23	$0.12	-60.9	-25.0
Diluted	$0.09	$0.23	$0.12	-60.9	-25.0

Reconciliation of Operating Net Income (non-GAAP):
Net income available to common stockholders	$20,969	$49,280	$24,122
Merger-related expense	52,724	1,649	24,940
Tax benefit of merger-related expense	(17,579)	(341)	(8,411)
Merger-related net securities gains	(2,609)	0	0
Tax expense of merger-related net securities gains	913	0	0
Operating net income available to common stockholders (non-GAAP)	$54,418	$50,588	$40,651	7.6	33.9

Earnings per diluted common share	$0.09	$0.23	$0.12
Merger-related expense	0.22	0.01	0.13
Tax benefit of merger-related expense	(0.07)	(0.00)	(0.04)
Merger-related net securities gains	(0.01)	0.00	0.00
Tax expense of merger-related net securities gains	0.00	0.00	0.00
Operating earnings per diluted common share (non-GAAP)	$0.23	$0.24	$0.21	-4.2	9.5

Common stock data
Average diluted shares outstanding	239,254,649	212,748,337	194,877,922	12.5	22.8
Period end shares outstanding	322,906,763	211,059,547	209,733,291	53.0	54.0
Book value per common share	$13.16	$11.68	$11.50	12.7	14.5
Tangible book value per common share (1)	$5.86	$6.53	$6.36	-10.3	-7.8
Dividend payout ratio (common)	121.83%	51.82%	104.86%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				Percent Variance
				1Q17 -	1Q17 -
Balance Sheet (at period end)	1Q17	4Q16	1Q16	4Q16	1Q16
Assets
Cash and due from banks	$381,416	$303,526	$260,426	25.7	46.5
Interest bearing deposits with banks	68,967	67,881	85,519	1.6	-19.4
Cash and cash equivalents	450,383	371,407	345,945	21.3	30.2
Securities available for sale	2,638,815	2,231,987	2,099,343	18.2	25.7
Securities held to maturity	2,922,152	2,337,342	1,776,020	25.0	64.5
Loans held for sale	75,270	11,908	7,683	532.1	879.6
Loans and leases, net of unearned income	20,177,650	14,896,943	14,165,599	35.4	42.4
Allowance for credit losses	(160,782)	(158,059)	(147,800)	1.7	8.8
Net loans and leases	20,016,868	14,738,884	14,017,799	35.8	42.8
Premises and equipment, net	355,435	243,956	208,672	45.7	70.3
Goodwill	2,250,305	1,032,129	1,006,934	118.0	123.5
Core deposit and other intangible assets, net	134,699	67,327	80,116	100.1	68.1
Bank owned life insurance	467,457	330,152	310,106	41.6	50.7
Other assets	879,310	479,725	471,906	83.3	86.3
Total Assets	$30,190,695	$21,844,817	$20,324,524	38.2	48.5

Liabilities
Deposits:
Non-interest bearing demand	$5,537,679	$4,205,337	$3,896,782	31.7	42.1
Interest bearing demand	9,285,393	6,931,381	6,512,461	34.0	42.6
Savings	2,623,531	2,352,434	2,291,656	11.5	14.5
Certificates and other time deposits	3,879,669	2,576,495	2,689,584	50.6	44.2
Total Deposits	21,326,272	16,065,647	15,390,483	32.7	38.6
Short-term borrowings	3,585,963	2,503,010	1,563,888	43.3	129.3
Long-term borrowings	696,206	539,494	657,445	29.0	5.9
Other liabilities	226,459	165,049	194,687	37.2	16.3
Total Liabilities	25,834,900	19,273,200	17,806,503	34.0	45.1

Stockholders' Equity
Preferred Stock	106,882	106,882	106,882	0.0	0.0
Common stock	3,246	2,125	2,112	52.7	53.7
Additional paid-in capital	4,020,527	2,234,366	2,214,959	79.9	81.5
Retained earnings	299,818	304,397	242,045	-1.5	23.9
Accumulated other comprehensive loss	(56,969)	(61,369)	(33,651)	-7.2	69.3
Treasury stock	(17,709)	(14,784)	(14,326)	19.8	23.6
Total Stockholders' Equity	4,355,795	2,571,617	2,518,021	69.4	73.0
Total Liabilities and Stockholders' Equity	$30,190,695	$21,844,817	$20,324,524	38.2	48.5

Selected average balances
Total assets	$24,062,099	$21,609,635	$18,916,639	11.3	27.2
Earning assets	21,272,715	19,299,292	16,898,563	10.2	25.9
Interest bearing deposits with banks	90,242	93,481	123,445	-3.5	-26.9
Securities	4,979,645	4,363,935	3,526,198	14.1	41.2
Loans held for sale	12,358	21,639	6,128	-42.9	101.7
Loans and leases, net of unearned income	16,190,470	14,820,237	13,242,792	9.2	22.3
Allowance for credit losses	161,371	158,542	142,943	1.8	12.9
Goodwill and intangibles	1,398,635	1,101,797	974,672	26.9	43.5
Deposits	17,132,627	15,967,990	14,195,761	7.3	20.7
Short-term borrowings	3,202,033	2,316,169	1,559,504	38.2	105.3
Long-term borrowings	534,762	544,236	648,490	-1.7	-17.5
Total stockholders' equity	3,007,853	2,573,768	2,329,715	16.9	29.1
Preferred stockholders' equity	106,882	106,882	106,882	0.0	0.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				Percent Variance
				1Q17 -	1Q17 -
	1Q17	4Q16	1Q16	4Q16	1Q16
Performance ratios
Return on average equity	3.10%	7.93%	4.51%
Return on average tangible equity (1)	6.35%	14.14%	8.32%
Return on average tangible common equity (1)	6.26%	14.66%	8.39%
Return on average assets	0.39%	0.94%	0.56%
Return on average tangible assets (1)	0.46%	1.02%	0.63%
Net interest margin (FTE) (1) (2)	3.35%	3.35%	3.40%
Yield on earning assets (FTE) (1) (2)	3.77%	3.72%	3.76%
Cost of interest-bearing liabilities	0.54%	0.48%	0.48%
Cost of funds	0.43%	0.38%	0.38%
Efficiency ratio (1)	57.15%	55.38%	56.38%
Effective tax rate	22.01%	30.54%	31.20%

Capital ratios
Equity / assets (period end)	14.43%	11.77%	12.39%
Common equity / assets (period end)	14.07%	11.28%	11.86%
Leverage ratio	9.62%	7.70%	8.50%
Tangible equity / tangible assets (period end) (1)	7.18%	7.16%	7.48%
Tangible common equity / tangible assets (period end) (1)	6.80%	6.64%	6.93%

Balances at period end
Loans and Leases:
Commercial real estate	$8,768,357	$5,435,162	$5,253,660	61.3	66.9
Commercial and industrial	3,792,679	3,042,781	3,046,267	24.6	24.5
Commercial leases	197,071	196,636	202,605	0.2	-2.7
Commercial loans and leases	12,758,107	8,674,579	8,502,532	47.1	50.1
Direct installment	1,965,118	1,844,399	1,790,802	6.5	9.7
Residential mortgages	2,342,167	1,844,574	1,531,379	27.0	52.9
Indirect installment	1,259,947	1,196,313	1,025,727	5.3	22.8
Consumer LOC	1,805,996	1,301,200	1,261,493	38.8	43.2
Other	46,315	35,878	53,666	29.1	-13.7
Total loans and leases	$20,177,650	$14,896,943	$14,165,599	35.4	42.4

Deposits:
Non-interest bearing deposits	$5,537,679	$4,205,337	$3,896,782	31.7	42.1
Interest bearing demand	9,285,393	6,931,381	6,512,461	34.0	42.6
Savings	2,623,531	2,352,434	2,291,656	11.5	14.5
Certificates of deposit and other time deposits	3,879,669	2,576,495	2,689,584	50.6	44.2
Total deposits	$21,326,272	$16,065,647	$15,390,483	32.7	38.6

Average balances
Loans and Leases:
Commercial real estate	$6,222,381	$5,390,877	$4,751,188	15.4	31.0
Commercial and industrial	3,245,732	3,065,593	2,823,995	5.9	14.9
Commercial leases	196,159	194,111	204,220	1.1	-3.9
Commercial loans and leases	9,664,272	8,650,581	7,779,403	11.7	24.2
Direct installment	1,869,218	1,837,505	1,748,350	1.7	6.9
Residential mortgages	1,969,374	1,807,086	1,458,402	9.0	35.0
Indirect installment	1,226,488	1,169,559	1,006,943	4.9	21.8
Consumer LOC	1,416,184	1,299,832	1,205,762	9.0	17.5
Other	44,934	55,674	43,932	-19.3	2.3
Total loans and leases	$16,190,470	$14,820,237	$13,242,792	9.2	22.3

Deposits:
Non-interest bearing deposits	$4,414,354	$4,123,539	$3,449,230	7.1	28.0
Interest bearing demand	7,416,346	6,972,890	6,116,380	6.4	21.3
Savings	2,412,798	2,310,901	2,053,764	4.4	17.5
Certificates of deposit and other time deposits	2,889,129	2,560,660	2,576,387	12.8	12.1
Total deposits	$17,132,627	$15,967,990	$14,195,761	7.3	20.7

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				Percent Variance
				1Q17 -	1Q17 -
Asset Quality Data	1Q17	4Q16	1Q16	4Q16	1Q16
Non-Performing Assets
Non-performing loans (3)
Non-accrual loans	$81,390	$65,479	$63,036	24.3	29.1
Restructured loans	23,988	20,428	21,453	17.4	11.8
Non-performing loans	105,378	85,907	84,489	22.7	24.7
Other real estate owned (OREO) (4)	50,088	32,490	50,526	54.2	-0.9
Total non-performing assets	$155,466	$118,397	$135,015	31.3	15.1

Non-performing loans / total loans and leases	0.52%	0.58%	0.60%
Non-performing loans / total originated loans
and leases (5)	0.77%	0.66%	0.74%
Non-performing loans + OREO / total loans and
leases + OREO	0.77%	0.79%	0.95%
Non-performing loans + OREO / total originated
loans and leases + OREO (5)	1.12%	0.91%	1.18%
Non-performing assets / total assets	0.51%	0.54%	0.66%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (5)
Balance at beginning of period	$150,792	$150,514	$135,285	0.2	11.5
Provision for credit losses	11,336	12,126	12,840	-6.5	-11.7
Net loan charge-offs	(7,914)	(11,848)	(5,905)	-33.2	34.0
Allowance for credit losses (originated portfolio) (5)	154,214	150,792	142,220	2.3	8.4

Allowance for credit losses (acquired portfolio) (6)
Balance at beginning of period	7,267	6,380	6,727	13.9	8.0
Provision for credit losses	(486)	579	(1,072)	-183.9	-54.7
Net loan (charge-offs)/recoveries	(213)	308	(75)	-169.2	184.0
Allowance for credit losses (acquired portfolio) (6)	6,568	7,267	5,580	-9.6	17.7

Total allowance for credit losses	$160,782	$158,059	$147,800	1.7	8.8

Allowance for credit losses / total loans and leases	0.80%	1.06%	1.04%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (5)	1.19%	1.20%	1.26%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (3)	153.78%	182.75%	170.43%
Net loan charge-offs (annualized) / total average loans
and leases	0.20%	0.31%	0.18%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and
leases (5)	0.25%	0.38%	0.21%

Delinquency - Originated Portfolio (5)
Loans 30-89 days past due	$38,398	$59,850	$36,711	-35.8	4.6
Loans 90+ days past due	6,932	9,113	6,120	-23.9	13.3
Non-accrual loans	76,294	62,083	61,997	22.9	23.1
Total past due and non-accrual loans	$121,624	$131,046	$104,828	-7.2	16.0

Total past due and non-accrual loans / total originated loans	0.94%	1.04%	0.93%

Memo item:
Delinquency - Acquired Portfolio (6) (7)
Loans 30-89 days past due	$85,170	$24,210	$44,651	251.8	90.7
Loans 90+ days past due	69,213	40,524	47,913	70.8	44.5
Non-accrual loans	5,096	3,396	1,039	n/m	n/m
Total past due and non-accrual loans	$159,479	$68,130	$93,603	134.1	70.4

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	1Q17			4Q16
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$85,663	$180	0.83%	$93,481	$87	0.37%
Federal funds sold	4,579	8	0.72%	0	0	0.00%
Taxable investment securities (8)	4,479,439	22,479	2.01%	3,975,670	18,952	1.91%
Non-taxable investment securities (2)	500,206	5,190	4.15%	388,265	4,000	4.12%
Loans held for sale	12,358	163	5.61%	21,639	222	4.10%
Loans and leases (2) (9)	16,190,470	170,195	4.26%	14,820,237	157,006	4.22%
Total Interest Earning Assets (2)	21,272,715	198,215	3.77%	19,299,292	180,267	3.72%
Cash and due from banks	294,739			281,314
Allowance for loan losses	(161,371)			(158,542)
Premises and equipment	273,908			234,783
Other assets	2,382,108			1,952,788
Total Assets	$24,062,099			$21,609,635

Liabilities
Deposits:
Interest-bearing demand	$7,416,346	4,831	0.26%	$6,972,890	4,429	0.25%
Savings	2,412,798	521	0.09%	2,310,901	434	0.07%
Certificates and other time	2,889,129	6,388	0.90%	2,560,660	5,989	0.93%
Short-term borrowings	3,202,033	6,674	0.84%	2,316,169	3,656	0.63%
Long-term borrowings	534,762	3,527	2.68%	544,236	3,377	2.47%
Total Interest Bearing Liabilities	16,455,068	21,941	0.53%	14,704,856	17,885	0.48%
Non-interest bearing demand deposits	4,414,354			4,123,539
Other liabilities	184,824			207,472
Total Liabilities	21,054,246			19,035,867
Stockholders' equity	3,007,853			2,573,768
Total Liabilities and Stockholders' Equity	$24,062,099			$21,609,635

Net Interest Earning Assets	$4,817,647			$4,594,436

Net Interest Income (FTE) (2)		176,274			162,382
Tax Equivalent Adjustment		(3,522)			(3,099)
Net Interest Income		$172,752			$159,283

Net Interest Spread			3.24%			3.24%
Net Interest Margin (2)			3.35%			3.35%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	1Q16
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$123,445	$117	0.38%
Federal funds sold	0	0	0.00%
Taxable investment securities (8)	3,254,474	16,493	2.03%
Non-taxable investment securities (2)	271,724	3,092	4.55%
Loans held for sale	6,128	77	5.06%
Loans and leases (2) (9)	13,242,792	138,438	4.20%
Total Interest Earning Assets (2)	16,898,563	158,217	3.76%
Cash and due from banks	248,949
Allowance for loan losses	(142,943)
Premises and equipment	191,543
Other assets	1,720,527
Total Assets	$18,916,639

Liabilities
Deposits:
Interest-bearing demand	$6,116,380	3,456	0.22%
Savings	2,053,764	364	0.07%
Certificates and other time	2,576,387	5,666	0.88%
Short-term borrowings	1,559,504	2,361	0.60%
Long-term borrowings	648,490	3,553	2.20%
Total Interest Bearing Liabilities	12,954,525	15,400	0.47%
Non-interest bearing demand deposits	3,449,230
Other liabilities	183,169
Total Liabilities	16,586,924
Stockholders' equity	2,329,715
Total Liabilities and Stockholders' Equity	$18,916,639

Net Interest Earning Assets	$3,944,038

Net Interest Income (FTE) (2)		142,817
Tax Equivalent Adjustment		(2,463)
Net Interest Income		$140,354

Net Interest Spread			3.29%
Net Interest Margin (2)			3.40%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE INDICATORS

We believe the following non-GAAP financial measures provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers.  The non-GAAP financial measures we use may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with U.S. GAAP.  The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in our financial statements.

	1Q17	4Q16	1Q16
Return on average tangible equity:
Net income (annualized)	$93,191	$204,050	$105,101
Amortization of intangibles, net of tax (annualized)	10,071	5,857	8,404
Tangible net income (annualized)	103,262	209,907	113,505

Average total stockholders' equity	3,007,853	2,573,768	2,329,715
Less: Average intangibles	(1,381,712)	(1,089,216)	(965,595)
Average tangible stockholders' equity	1,626,141	1,484,552	1,364,120

Return on average tangible equity (non-GAAP)	6.35%	14.14%	8.32%

Return on average tangible common equity:
Net income available to common stockholders (annualized)	$85,042	$196,049	$97,020
Amortization of intangibles, net of tax (annualized)	10,071	5,857	8,404
Tangible net income available to common stockholders (annualized)	95,113	201,906	105,424

Average total stockholders' equity	3,007,853	2,573,768	2,329,715
Less: Average preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: Average intangibles	(1,381,712)	(1,089,216)	(965,595)
Average tangible common equity	1,519,259	1,377,670	1,257,238

Return on average tangible common equity (non-GAAP)	6.26%	14.66%	8.39%

Return on average tangible assets:
Net income (annualized)	$93,191	$204,050	$105,101
Amortization of intangibles, net of tax (annualized)	10,071	5,857	8,404
Tangible net income (annualized)	103,262	209,907	113,505

Average total assets	24,062,099	21,609,635	18,916,639
Less: Average intangibles	(1,381,712)	(1,089,216)	(965,595)
Average tangible assets	22,680,387	20,520,419	17,951,044

Return on average tangible assets (non-GAAP)	0.46%	1.02%	0.63%

Tangible book value per common share:
Total stockholders' equity	$4,355,795	$2,571,617	$2,518,021
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(2,356,800)	(1,085,935)	(1,077,809)
Tangible common equity	1,892,113	1,378,800	1,333,330

Common shares outstanding	322,906,763	211,059,547	209,733,291

Tangible book value per common share (non-GAAP)	$5.86	$6.53	$6.36

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	1Q17	4Q16	1Q16
Tangible equity / tangible assets (period end):
Total shareholders' equity	$4,355,795	$2,571,617	$2,518,021
Less: intangibles	(2,356,800)	(1,085,935)	(1,077,809)
Tangible equity	1,998,995	1,485,682	1,440,212

Total assets	30,190,695	21,844,817	20,324,524
Less: intangibles	(2,356,800)	(1,085,935)	(1,077,809)
Tangible assets	27,833,895	20,758,882	19,246,713

Tangible equity / tangible assets (period end) (non-GAAP)	7.18%	7.16%	7.48%

Tangible common equity / tangible assets (period end):
Total stockholders' equity	$4,355,795	$2,571,617	$2,518,021
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(2,356,800)	(1,085,935)	(1,077,809)
Tangible common equity	1,892,113	1,378,800	1,333,330

Total assets	30,190,695	21,844,817	20,324,524
Less: intangibles	(2,356,800)	(1,085,935)	(1,077,809)
Tangible assets	27,833,895	20,758,882	19,246,715

Tangible common equity / tangible assets (period end) (non-GAAP)	6.80%	6.64%	6.93%

KEY PERFORMANCE INDICATORS

Efficiency Ratio (FTE):
Total non-interest expense	$187,555	$123,806	$136,648
Less: amortization of intangibles	(3,098)	(1,602)	(2,649)
Less: OREO expense	(983)	(2,401)	(1,409)
Less: merger-related expense	(52,724)	(1,649)	(24,940)
Less: impairment charge on other assets	0	0	(2,585)
Adjusted non-interest expense	130,750	118,154	105,065

Net interest income	172,752	159,283	140,354
Taxable equivalent adjustment	3,522	3,099	2,463
Non-interest income	55,116	51,066	46,044
Less: net securities gains	(2,625)	(116)	(71)
Less: gain on redemption of trust preferred securities	0	0	(2,422)
Adjusted net interest income (FTE) + non-interest income	228,765	213,332	186,368

Efficiency ratio (FTE) (non-GAAP)	57.15%	55.38%	56.38%

Net Interest Margin:
Net interest margin (FTE) (non-GAAP) (2)	3.35%	3.35%	3.40%
Purchase accounting impact	-0.07%	-0.09%	-0.07%
Net interest margin, excluding purchase accounting
impact (FTE) (non-GAAP)(2)	3.28%	3.26%	3.33%

(1)	See non-GAAP financial measures section of this Press Release for additional information relating to the calculation of this item.
(2)	The net interest margin and yield on earning assets (all non-GAAP measures) are presented on a fully taxable equivalent (FTE) basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.
(3)	Does not include loans acquired at fair value ("acquired portfolio").
(4)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(5)	"Originated Portfolio" or "Originated Loans and Leases" equals loans and leases not included by definition in the Acquired Portfolio.
(6)	"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009.
The risk of credit loss on these loans has been considered by virtue of our estimate of acquisition-date fair value and these loans are considered accruing as we primarily recognize interest income through accretion of the difference between the carrying value of these loans and their expected cash flows. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.
(7)	Represents contractual balances.
(8)	The average balances and yields earned on taxable investment securities are based on historical cost.
(9)	Average balances for loans include non-accrual loans. Loans and leases consist of average total loans and leases less average unearned income. The amount of loan fees included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor Contact: Matthew Lazzaro, 724-983-4254, 412-216-2510 (cell), lazzaro@fnb-corp.com; Media Contact: Jennifer Reel, 724-983-4856, 724-699-6389 (cell), reel@fnb-corp.com